As filed with the Securities and Exchange Commission on August 5, 2022

Registration No. 333—
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-3039129 (I.R.S. Employer Identification Number)

50 Northern Avenue
Boston, Massachusetts 02210
(Address of Principal Executive Offices)

AMENDED AND RESTATED
2013 STOCK AND OPTION PLAN

(Full Title of Plan)

Reshma Kewalramani
Chief Executive Officer
Vertex Pharmaceuticals Incorporated
50 Northern Avenue
Boston, Massachusetts 02210
(617) 341-6100
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Statement of Incorporation by Reference
This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 13,500,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Vertex Pharmaceuticals Incorporated (the “Registrant”) to be issued under the Amended and Restated 2013 Stock and Option Plan (the “2013 Plan”) of the Registrant. In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8 filed by the Registrant on May 21, 2013 (File No. 333-188737) and August 1, 2019 (File No. 333-232948) relating to the Registrant’s 2013 Plan, except for Item 8, Exhibits, which has been updated and included herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed with this Registration Statement	Incorporated by Reference herein from—Form or Schedule	Filing Date	SEC File/ Reg. Number
4.1	Restated Articles of Organization of Vertex Pharmaceuticals Incorporated, as amended.		10-Q (Exhibit 3.1)	July 26, 2018	000-19319
4.2	Amended and Restated By-laws of Vertex Pharmaceuticals Incorporated.		10-Q (Exhibit 3.2)	May 1, 2020	000-19319
4.3	Specimen stock certificate.		10-K (Exhibit 4.1)	February 15, 2018	000-19319
5.1	Opinion of Ropes & Gray LLP as to the legality of the shares being registered.	X
23.1	Consent of Ernst & Young LLP.	X
23.2	Consent of Ropes & Gray LLP (included as part of Exhibit 5.1).	X
24.1	Power of Attorney to file future amendments (set forth on signature page of this Registration Statement).	X
99.1	Vertex Pharmaceuticals Incorporated Amended and Restated 2013 Stock and Option Plan.		DEF-14A (Appendix A)	April 7, 2022	000-19319
107	Filing Fee Table	X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on August 5, 2022.

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Reshma Kewalramani
Reshma Kewalramani
Chief Executive Officer and President

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Reshma Kewalramani, Joy Liu, Omar White, and Sabrina Yohai and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Vertex Pharmaceuticals Incorporated, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

By:	/s/ Reshma Kewalramani	Chief Executive Officer, President and Director (Principal Executive Officer)	August 5, 2022
Reshma Kewalramani

By:	/s/ Charles F. Wagner, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 5, 2022
Charles F. Wagner. Jr.

By:	/s/ Kristen C. Ambrose	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 5, 2022
Kristen C. Ambrose

By:	/s/ Jeffrey M. Leiden	Executive Chairman	August 5, 2022
Jeffrey M. Leiden

By:	/s/ Sangeeta N. Bhatia	Director	August 5, 2022
Sangeeta N. Bhatia

By:	/s/ Lloyd Carney	Director	August 5, 2022
Lloyd Carney

By:	/s/ Alan Garber	Director	August 5, 2022
Alan Garber

By:	/s/ Terrence C. Kearney	Director	August 5, 2022
Terrence C. Kearney

By:	/s/ Yuchun Lee	Director	August 5, 2022
Yuchun Lee

By:	/s/ Margaret G. McGlynn	Director	August 5, 2022
Margaret G. McGlynn

By:	/s/ Diana McKenzie	Director	August 5, 2022
Diana McKenzie

By	/s/ Bruce I. Sachs	Director	August 5, 2022
Bruce I. Sachs

By:	/s/ Suketu Upadhyay	Director	August 5, 2022
Suketu Upadhyay